UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2015

Pendrell Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Washington	001-33008	98-0221142
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2300 Carillon Point, Kirkland, Washington		98033
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(425) 278-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 12, 2015, the Compensation Committee of the Board of Directors of Pendrell Corporation (the "Company") adopted the 2015 Incentive Plan (the "2015 Plan"), in which the Company’s executive officers are eligible to participate. The 2015 Plan is an incentive award plan designed to enhance shareholder value by promoting a strong connection between employee contributions and the Company’s financial performance, encourage and support achievement of the business objectives of the Company, and promote retention of Company employees. The 2015 Plan provides for cash and/or stock incentive awards, calculated as a percentage of base salary, based upon the achievement of specified Company financial targets and individual performance objectives.

The performance bonus target for Steve Ednie, our Chief Financial Officer, under the 2015 Plan is 53.5% of base salary, with the expectation that the maximum bonus amount will be 76.4% of base salary if Company financial results substantially exceed target levels and individual performance substantially exceeds expectations. Mr. Ednie’s actual incentive award will be derived from three components: (i) achievement of overall Company revenue, expense and AEBITDA budget projections, which drives 76.5% of the incentive award calculation, (ii) achievement of profit and loss objectives for the officer’s cost center(s), which drives 8.5% of the incentive award calculation, and (iii) individual performance, which drives the remaining 15% of the incentive award calculation. The Compensation Committee retains the discretion to adjust the incentive award calculation.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description

10.1 Pendrell Corporation 2015 Incentive Plan

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pendrell Corporation

March 13, 2015	By:	/s/ Timothy M. Dozois

Name: Timothy M. Dozois
Title: Corporate Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

10.1	Pendrell Corporation 2015 Incentive Plan